As filed with the Securities and Exchange Commission on April 3, 2017

Registration No. 333-181914

Registration No. 333-199679

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181914

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-199679

UNDER THE SECURITIES ACT OF 1933

Ignite Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3421359
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Ignite Restaurant Group, Inc.

10555 Richmond Avenue

Houston, Texas 77042

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Ignite Restaurant Group, Inc. 2012 Omnibus Incentive Plan

(Full title of the plan)

Brad A. Leist

Senior Vice President and Chief Financial Officer

Ignite Restaurant Group, Inc.

10555 Richmond Avenue

Houston, Texas 77042

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keith M. Townsend

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

(404) 572-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

EXPLANATORY NOTE

Ignite Restaurant Group, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2012, File No. 333-181914 (the “2012 Form S-8”), with respect to shares of the Common Stock, $0.01 par value, under the Ignite Restaurant Group, Inc. 2012 Omnibus Incentive Plan, thereby registered for offer or sale pursuant to the Registrant’s 2012 Omnibus Incentive Plan (the “2012 Plan”). A total of 1,960,785 shares of Common Stock were initially registered for issuance under the 2012 Form S-8.

The Registrant is also filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 29, 2014, File No. 333-199679 (the “2014 Form S-8”), with respect to shares of the Common Stock, $0.01 par value, under the Ignite Restaurant Group, Inc. 2012 Omnibus Incentive Plan, thereby registered for offer or sale pursuant to the 2012 Plan. A total of 1,200,000 shares of Common Stock were initially registered for issuance under the 2014 Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in in the City of Houston, State of Texas, on April 3, 2017.

Ignite Restaurant Group, Inc.

By:	/s/ BRAD A. LEIST
	Name:	Brad Leist
	Title:	Senior Vice President and Chief Financial Officer